Exhibit 5.1

May 31, 2013

Board of Directors

Celator Pharmaceuticals, Inc.

303B College Road East

Princeton, New Jersey 08540

Re:	Celator Pharmaceuticals, Inc. (the “Corporation”)
Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Celator Pharmaceuticals, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-1 (the “Registration Statement”), relating to the offer and sale by certain stockholders of the Company of up to an aggregate of 12,600,297 shares (the “Shares”) of common stock, $0.001 par value, of the Company (“Common Stock”) and up to 4,378,438 shares (the “Warrant Shares”) of Common Stock purchasable upon exercise of warrants to purchase Common Stock (the “Warrants”).

As counsel to the Corporation, we have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of:

a. The forms of Warrants;

b. The Third Amended and Restated Certificate of Incorporation of the Corporation, as amended, in the form filed with the Securities and Exchange Commission;

Board of Directors Celator Pharmaceuticals, Inc. May 31, 2013 Page 2

d. The Amended and Restated By-laws of the Corporation, in the form filed with the Securities and Exchange Commission; and

e. Resolutions of the Board of Directors of the Corporation, as attested by the Secretary of the Corporation.

We have also examined such other certificates of public officials, such certificates of executive officers of the Corporation and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Corporation on which we have relied are complete in all material respects. As to all questions of fact material to these opinions, we have relied solely upon the above-referenced certificates or comparable documents, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based upon the foregoing, we are of the opinion that:

1. The Shares are legally issued, fully paid and non-assessable.

2. The issuance of the Warrant Shares upon exercise of the Warrants duly effected in accordance with the terms thereof, including payment of the exercise price thereof, will result in the Warrant Shares being legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the laws of the State of Delaware, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change. Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinions should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Board of Directors Celator Pharmaceuticals, Inc. May 31, 2013 Page 3

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the prospectus that is a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Duane Morris LLP

JWK/